CONTRACT NUMBER:                            VXX,XXX

CONTRACTHOLDER:                             ABC SCHOOL

DATE OF ISSUE:                              JANUARY 1, 1999

CONTRACT DATE:                              JANUARY 1, 1999

FIRST CONTRACT ANNIVERSARY:                 JANUARY 1, 2000


American   United  Life   Insurance   Company  (AUL)  issues  this  contract  in
consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us" or "our" refer to AUL and "you" or "your" refer to the Contractholder.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for AUL at its Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract will be considered void from the beginning and any Contributions will be refunded.


                                         AMERICAN UNITED LIFE INSURANCE COMPANY
                                         By /s/ Jerry D. Semler
                                            Chairman of the Board,
                                            President, & Chief Executive Officer


                                            Attest
                                            /s/ William R. Brown
                                            Secretary


                          AUL American Series Contract
        Guaranteed Benefit IRA Multiple-Fund Group Variable Annuity (NBR)
                            Current Interest Credited
                                Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

P-GB-K-IRAMFVA(NBR)                 (THIS CONTRACT IS A SIMPLE IRA)

ONTRACT NUMBER:                                      VXX,XXX

CONTRACTHOLDER:                                      ABC SCHOOL

DATE OF ISSUE:                                       JANUARY 1, 1999

CONTRACT DATE:                                       JANUARY 1, 1999

FIRST CONTRACT ANNIVERSARY:                          JANUARY 1, 2000


American   United  Life   Insurance   Company  (AUL)  issues  this  contract  in
consideration of the Contractholder's application and its payment of Contributions to AUL. When used in this contract, "we," "us" or "our" refer to AUL and "you" or "your" refer to the Contractholder.

All provisions and conditions stated on this and subsequent pages are part of this contract.

This contract is signed for AUL at its Home Office in Indianapolis, Indiana. Our mailing address is P.O. Box 368, Indianapolis, Indiana 46206-0368.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. You may return the contract for any reason within ten days after receiving it. If returned, the contract will be considered void from the beginning and any Contributions will be refunded.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY
                                         By /s/ Jerry D. Semler
                                            Chairman of the Board,
                                            President, & Chief Executive Officer


                                            Attest
                                            /s/ William R. Brown
                                            Secretary



                          AUL American Series Contract
        Guaranteed Benefit IRA Multiple-Fund Group Variable Annuity (NBR)
                            Current Interest Credited
                                Nonparticipating

ACCUMULATION UNITS IN AN INVESTMENT ACCOUNT UNDER THIS CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning your contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

P-GB-K-IRAMFVA(NBR)                 (THIS CONTRACT IS A SEP IRA)

                                TABLE OF CONTENTS
                                                                           Page
SECTION 1 - DEFINITIONS                                                       3

SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS                            6

         2.1----- How Contributions Are Handled
         2.2----- Amount of Contributions
         2.3----- Excess Contributions
         2.4----- Other Refunds
         2.5----- Transfers from Other Contracts

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT (FIA)                         8

         3.1----- Allocations to Participant Accounts
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Renewal of Guaranteed Rates
         3.4----- Minimum Rate Guarantee
         3.5----- Allocation of Withdrawals

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                                  9

         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Determining the Net Investment Factor
         4.6----- Valuing Participant Accounts

SECTION 5 - WITHDRAWALS, DEATH BENEFITS, AND TRANSFERS                        10

         5.1----- Withdrawals
         5.2----- Death Benefits
         5.3----- Transfers Between Investment Options
         5.4----- Minimum Amounts
         5.5----- Maximum Amounts
         5.6----- Transfers to SIMPLE IRAs

SECTION 6 - ANNUITIES                                                         13

         6.1----- Annuity Purchases
         6.2----- Annuity Options
         6.3----- Determining Annuity Amount
         6.4----- Proof of Age and Survival; Minimum Payments
         6.5----- Annuity Certificates

P-GB-K-IRAMFVA(NBR).1

                                                                           Page
SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                  AND ADMINISTRATIVE CHARGES                                  14

         7.1----- Investment Account Mortality and Expense Risk Charges 7.2----- Administrative Charge
         7.3----- Mutual Fund or Portfolio Expense
         7.4----- Taxes
         7.5----- Reduction or Waiver of Charges

SECTION 8 - CONTRACT MODIFICATIONS                                            15

         8.1----- Mutual Amendment
         8.2----- Rates and Section 7 Charges
         8.3----- Conformance with Law
         8.4----- Our Right to Initiate Changes
         8.5----- Prohibited Amendments

SECTION 9 - GENERAL PROVISIONS                                                16

         9.1----- Ownership
         9.2----- Entire Contract
         9.3----- Benefit Determinations
         9.4----- Representations and Warranties
         9.5------Contractholder Representative; Misstatement of Data 9.6----- Requirement for Writing
         9.7----- Quarterly Statement of Account Value
         9.8----- Conformity with Law
         9.9----- Sex and Number
         9.10---- Facility of Payment
         9.11---- Voting
         9.12---- Acceptance of New Participants or Contributions
         9.13-----Termination of Contract
         9.14---- Nonforfeitability and Nontransferability
         9.15---- AUL's Annual Statement
         9.16---- AUL's Annual Meeting

TABLE OF GUARANTEED IMMEDIATE ANNUITIES                                       19

TABLE OF INVESTMENT ACCOUNTS                                                  20

P-GB-K-IRAMFVA(NBR).2

                             SECTION 1 - DEFINITIONS

1.1  "Account Value" for a Participant Account as of a date is:

     (a) that account's balance in the Fixed Interest Account (FIA) on that date; plus

     (b) the value of that account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under this contract. This date may not be later than the date a Participant's periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are amounts paid in cash to us by you or the Participant, which we credit to a Participant Account. Contributions include amounts transferred from another AUL group annuity contract. The legal title to, and ownership of, these amounts is vested solely in the Participant.

     Contributions include "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, the Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code. The Contractholder must identify any Elective Deferrals, which will be allocated to an Elective Deferral subaccount within the applicable Participant Account.

     When this contract is a SIMPLE IRA, as defined in Code Section 408(p), "Contributions" means, subject to the restrictions of the following paragraph, amounts paid in cash to us by you or by the Participant, including amounts transferred to this contract from another SIMPLE IRA

P-GB-K-IRAMFVA(NBR).3
     of the Participant, which are credited to a Participant Account maintained hereunder. The legal title to, and ownership of, such amounts is vested solely in the Participant.

     When this contract is a SIMPLE IRA, it will accept only cash Contributions made on behalf of the Participant pursuant to the terms of a SIMPLE IRA Plan described in Code Section 408(p). A rollover Contribution or a transfer of assets from another SIMPLE IRA of the Participant will also be accepted. No other Contributions will be accepted.

1.10 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.11"Fixed Interest Account" or "FIA" is the portion of our general asset account as described in Section 3, to which Contributions may be allocated for accumulation at the Guaranteed Rates.

1.12 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.3.

1.13 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.14 "Interest Pocket" means a tracking method which associates funds deposited into the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section
     3.3 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.15 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table of Investment Accounts in this contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund or Portfolio identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.

1.16 "Investment Option" is the FIA or any Investment Account. We reserve the right to provide other Investment Options under this contract at any time.

1.17 "Mutual Fund" means any diversified, open-end, management investment company made available by us, and listed in the Table of Investment Accounts.

1.18 "Participant" is any person reported by you to us as eligible for, and as participating in, this contract, and for whom a Participant Account is established.

1.19 "Participant Account" is an account under this contract for each Participant. Each Participant Account may have subaccounts for each type of Contribution. We credit Contributions to Participant Accounts and Contribution-type subaccounts as we are directed.

1.20 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.


P-GB-K-IRAMFVA(NBR).4

1.21 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.22 The "Withdrawal Charge" is a percentage of the Account Value withdrawn under this contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide an annuity as described in Section 6.1. The percentage varies by the Participant Account Year in which the withdrawal is made. The first Participant Account Year begins on the date when we establish a Participant Account and credit the initial Contribution for the Participant, and ends on the day immediately preceding the next anniversary of such date. Each Participant Account Year thereafter begins on such an anniversary date and ends on the day immediately preceding the next succeeding anniversary date. The Withdrawal Charge percentage is as follows:

                          During                              Withdrawal Charge
                 Participant Account Years                         Percentage
                 -------------------------                    -----------------
                           1                                           7%
                           2                                           6%
                           3                                           5%
                           4                                           4%
                           5                                           3%
                           6                                           2%
                           7                                           1%
                       Thereafter                                      0%

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed 9% of total Contributions allocated to that Participant Account.

1.23 "Withdrawal Value" is a Participant's Account Value, less any Withdrawal Charge.

P-GB-K-IRAMFVA(NBR).5

               SECTION 2 - ADMINISTRATION OF PARTICIPANT ACCOUNTS

2.1  How Contributions Are Handled:

     (a) Contributions we receive are credited to the appropriate Contribution-type subaccounts of each Participant Account, as we are directed in allocation instructions. A Participant's initial Contribution is allocated to the Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish the Participant Account, the amount of the Participant's Contribution, and Investment Option elections. Subsequent Contributions are allocated to the Participant Account on the Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     (b) If we do not receive the data required to establish a Participant Account and the amount of a Contribution for the Participant within 5 Business Days after we first receive that Contribution, we will return that Contribution to the contributing party unless the contributing party consents to us retaining that Contribution until the earlier of
          (i) the date we receive such data and amount and, therefore, can properly allocate that Contribution to the Participant Account or (ii) 25 days from the date we receive that Contribution.

     (c) If we receive the data required to establish a Participant Account and the amount of a Contribution for the Participant, but we do not receive Investment Option elections for that Participant, the Contribution is allocated to a suspense account. The suspense account earns interest at the Guaranteed Rate for Contributions received on the same date. When we receive all required data, amounts in the suspense account, plus interest, are transferred to the appropriate Investment Option for each designated Contribution-type.

     (d) Participant Accounts may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by the Participant. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Amount of Contributions: Except for amounts eligible for rollover treatment under Code Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3),
     Contributions during a Participant's taxable year (which is presumed to be a calendar year) may not exceed the amounts described below (as adjusted by Code Section 408(a)):

     (a) If this contract is a Simplified Employee Pension (SEP) IRA, as described in Code Section 408(k):

          (1) the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under Code Section 415(b)(1)(A)) or 15% of compensation.

          (2) No Contribution will be accepted under a SIMPLE plan established by an employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its

P-GB-K-IRAMFVA(NBR).6

               SIMPLE plan will be accepted from a SIMPLE IRA (an IRA used in conjunction with a SIMPLE plan) prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

     (b)  If this contract is a SIMPLE IRA:

          (1) Except for amounts rolled over or transferred from another SIMPLE IRA of the Participant, Contributions during a Participant's taxable year (which is presumed to be a calendar year) may not exceed the amounts allowed by Code Section 408(p) (as adjusted).

          (2) If Contributions made on behalf of the Participant pursuant to a SIMPLE IRA Plan maintained by the Participant's employer are received directly by us from the employer, we will provide the employer with the summary description required by Code Section 408(1)(2).

2.3 Excess Contributions: On receipt of instructions from the Participant, we will withdraw Excess Contributions, plus gains and minus losses, from a Participant Account and return them to the Participant. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that such return is permitted by the Code.

2.4 Other Refunds: Other refunds of Contributions are applied before the close of the calendar year following the year of refund toward the payment of future Contributions or the purchase of additional benefits.

2.5 Transfers from Other Contracts: We may require amounts transferred to a Participant Account from other AUL group annuity contracts to be deposited in a suspense account. We will advise you if this limitation applies before accepting such a transfer.

P-GB-K-IRAMFVA(NBR).7

             SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT (FIA)

3.1  Allocations  to  Participant   Accounts:  We  allocate  each  Participant's
     Contributions in the FIA based on the information we are provided.

3.2 Provision of Guaranteed Rates for Interest Pockets: At least 10 days in advance of each calendar quarter, we will declare a Guaranteed Rate for the Interest Pocket for that quarter. All Contributions or transfers hereunder which are allocated to the FIA during that quarter will earn interest at that Guaranteed Rate until that quarterly pocket matures on the second January 1 following the quarter in which that pocket was established.

3.3 Renewal of Guaranteed Rates: Those quarterly Interest Pockets which mature at the same time will be combined into an annual renewal Interest Pocket. Funds associated with that annual renewal Interest Pocket will earn interest for a full year at the Guaranteed Rate declared for that pocket. A new Guaranteed Rate for each annual renewal Interest Pocket will be declared at least 30 days prior to every January 1 for the 5 years following the establishment of that pocket. An annual renewal Interest Pocket will mature on January 1 of the sixth year following its establishment, when it will be combined into one annual portfolio Interest Pocket. Funds associated with that annual portfolio Interest Pocket will earn interest for a full year at the Guaranteed Rate for that pocket, which will be declared at least 30 days prior to every January 1.

3.4 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of 3.00%.

3.5 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out basis.


P-GB-K-IRAMFVA(NBR).8

                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds: The current prospectus for each Mutual Fund describes how that Mutual Fund's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We generally establish the Accumulation Unit value for a new Investment Account at $1.00 on the date the first deposit is made to the Investment Account. The value of an Accumulation Unit for any later Valuation Period equals the value of an Accumulation Unit for the immediately preceding Valuation Period times the Net Investment Factor for the current Valuation Period. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Determining the Net Investment Factor: We determine the Net Investment Factor for each Investment Account by dividing (a) by (b), and then subtracting (c), where:

     (a)  is:

          (1) the net asset value of a Mutual Fund or Portfolio share at the end of the current Valuation Period, plus

          (2) any dividend or other distribution paid on each Mutual Fund or Portfolio share during such Valuation Period, plus or minus

          (3) any credit or charge for taxes paid or reserved by us during the Valuation Period that we determine are attributable to the Investment Account;

     (b) is the net asset value of each Mutual Fund or Portfolio share held in the Investment Account at the end of the prior Valuation Period; and

     (c)  is a daily charge factor we determine, as described in Section 7.1.

4.6 Valuing Participant Accounts: We determine the Account Value in an Investment Account by multiplying the Accumulation Units in each Participant Account by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

P-GB-K-IRAMFVA(NBR).9

             SECTION 5 - WITHDRAWALS, DEATH BENEFITS, AND TRANSFERS

5.1 Withdrawals: A Participant may direct us to withdraw all or a portion of his Participant Account, subject to the following provisions:

     (a) If the entire Account Value is withdrawn, the amount paid equals the Withdrawal Value, subject to any charges described in Section 7.4. In all other instances, the Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in Section 7.4.

          However, despite the previous paragraph, in the first Contract Year in which a Participant Account is established, the Participant may withdraw from his Participant Account up to 10% of the sum of his Account Value (determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for the withdrawal) plus Contributions made for him during that Contract Year, without application of the Withdrawal Charge. The Participant may also do this in the next succeeding Contract Year. In any subsequent Contract Year, the Participant may withdraw up to 10% of his Account Value (determined as of the Contract Anniversary immediately preceding the request for the withdrawal) without application of the Withdrawal Charge.

     (b) A withdrawal request is effective, and the Account Value to be applied pursuant to this Section is determined, on the Business Day that we receive a proper withdrawal request.

     (c) We will pay any cash lump-sum to the Participant within 7 days from the appropriate Business Day as determined in Subsection (b) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

     (d) Withdrawals from a Participant Account's share of the FIA will be made on a first-in/first- out basis under Section 3.5.

5.2  Death Benefits:

     (a) Upon receipt of instructions from the Participant's beneficiary and of due proof of the Participant's death prior to the date the Participant Account is closed, we will apply the Account Value (subject to Section 7.4) of the Participant Account for the purpose of providing a death benefit. The death benefit will be paid to the Participant's beneficiary according to the method of payment elected by the beneficiary (unless such method of payment was previously elected by the Participant). The Participant's beneficiary may also designate a beneficiary. This death benefit will be payable:

          (1) in a single sum or other method not provided in (2) below; provided, however, that the entire Account Value (subject to Section 7.4) must be paid to the

P-GB-K-IRAMFVA(NBR).10
               beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of the Participant's death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 6.2 over a period not to exceed the life or life expectancy of the beneficiary.

               If the beneficiary is not the Participant's surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

               If the beneficiary is the Participant's surviving spouse, the spouse may elect to receive equal or substantially equal payments over his or her life expectancy beginning on any date prior to the later of (a) December 31 of the calendar year immediately following the calendar year in which the Participant died or (b) December 31 of the calendar year in which the Participant would have attained age 70 1/2. This spousal election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Participant's death or the date distributions are required to begin under the preceding sentence. The surviving spouse may accelerate these payments at any time by increasing the frequency or amount of payments.

               If the beneficiary is the Participant's surviving spouse, the spouse may treat the Participant Account as his or her own IRA. This election is deemed to be made if the surviving spouse makes a regular IRA Contribution under this contract, makes a rollover to or from this contract, or fails to elect any of the above three provisions.

     (b) If a Participant dies on or after his Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to the Participant's death.

     (c) The Account Value to be applied pursuant to this Section is determined on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

     (d) We will pay any cash lump-sum death benefit to the Participant's beneficiary within 7 days from the appropriate Business Day as determined in Subsection (c) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

5.3 Transfers between Investment Options: The Participant may direct us to transfer amounts between Investment Options. Transfers are effective on the Business Day we receive the transfer direction. Transfer directions for a Participant Account may be made daily on any Business Day. We will make the transfer as requested within 7 days from the date we receive the request,

P-GB-K-IRAMFVA(NBR).11
     except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to 6 months after we receive the transfer request.

     However, despite the previous paragraph, once a transfer from the FIA has been made for a Participant, a transfer to the FIA for that Participant is permitted only after 90 days have elapsed since the date of the last transfer from the FIA for that Participant. If you make available to Participants the FIA and the Competing Investment Account marked with an asterisk in the Table of Investment Accounts, the 90-day transfer restriction discussed in the previous sentence does not apply, and Section
     5.4 does apply.

5.4 Minimum Amounts: The minimum amount the Participant may withdraw or transfer from an Investment Option is $500 or, if less, the Participant's entire balance in that Investment Option. If a withdrawal or transfer reduces the Participant balance in an Investment Option to less than $500, the entire balance is withdrawn or transferred.

5.5 Maximum Amounts: If you make available to Participants the FIA and the Competing Investment Account marked with an asterisk in the Table of Investment Accounts, no more than 20% of a Participant's FIA Account Value on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer may be transferred from the FIA during any Contract Year. However, if the Participant's FIA Account Value is less than $2,500 on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, the amount transferrable from the FIA for that Participant for that Contract Year is the minimum amount specified in Section 5.4.

5.6 Transfers to SIMPLE IRAs: If this is a SIMPLE IRA, prior to the expiration of the 2-year period beginning on the date the Participant first participated in any SIMPLE IRA Plan maintained by the Participant's employer, any rollover or transfer by the Participant of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Participant. Any distribution of funds to the Participant during this 2-year period may be subject to a 25- percent additional tax if the Participant does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Participant may roll over or transfer funds to any IRA of the Participant that is qualified under Code Section 408(a) or (b).

P-GB-K-IRAMFVA(NBR).12

                              SECTION 6 - ANNUITIES

6.1 Annuity Purchases: The Participant may withdraw all or a portion of his Account Value (subject to Section 7.4) to provide an annuity. Such a withdrawal is not subject to a Withdrawal Charge. On receipt of an annuity purchase request, we transfer the entire Participant Account to a suspense account. Such amounts remain in the suspense account until the Annuity Commencement Date, when the full balance (including interest) is applied to purchase the annuity.

     The Participant's annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If the Participant or any contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which the Participant may apply to purchase an annuity is $5,000.

6.2 Annuity Options: The Participant may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives, and ends with the last payment before the annuitant's death.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

     No annuity may have a certain period extending beyond the life expectancy of a Participant or the joint life expectancy of a Participant and any contingent annuitant, as determined on the Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to this contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produces a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis or in a single sum.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

P-GB-K-IRAMFVA(NBR).13

                 SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                           AND ADMINISTRATIVE CHARGES


7.1 Investment Account Mortality and Expense Risk Charges: We deduct from the average daily net assets of each Investment Account the daily equivalent of an annual combined mortality risk charge and expense risk charge of 1.25%. This charge is part of the Net Investment Factor, described in Section 4.5.

7.2 Administrative Charge: We deduct an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each Contract Quarter from each Participant Account in existence on that day for as long as the Participant Account is in effect. This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under this contract by that Participant Account. If the entire balance of a
     Participant Account is withdrawn pursuant to this contract, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which the withdrawal of funds is made is not deducted from the amount withdrawn.

     There is no charge for a Participant for any Contract Quarter in which the Participant's Account Value on the last day of that quarter is greater than $25,000.

7.3 Mutual Fund or Portfolio Expense: A Mutual Fund or Portfolio deducts an investment advisory fee and other expenses from its net asset value, as described in its current prospectus. Amounts deducted may include operational, organizational, and extraordinary expenses. Expenses vary from year-to-year.

7.4 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as premium taxes are incurred by us. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts.

7.5  Reduction  or  Waiver of  Charges:  We may  reduce or waive the  Withdrawal
     Charge or the charges discussed above if the appropriate expenses associated with the sale or administration of any contract are reduced, or if a contract is sold covering our employees or directors, those of the AUL American Series Fund, Inc., or to either's affiliates.

P-GB-K-IRAMFVA(NBR).14

                       SECTION 8 - CONTRACT MODIFICATIONS

8.1 Mutual Amendment: You and we may agree to any change or amendment to this Contract without the consent of any other person or entity. However, no such change or amendment shall adversely affect the benefits to be provided by Contributions made prior to the effective date of the change or amendment unless the consent of all Participants is obtained. This contract cannot be modified or amended, nor can any provision or condition be waived, except by our written agreement, signed by a corporate officer. Such authority may be delegated only by a written agreement signed by our corporate officer.

8.2 Rates and Section 7 Charges: We may announce new Guaranteed Rates, as described in Sections 3.2 and 3.3 (including the consolidation of existing Interest Pockets). However, as provided in Sections 3.2 and 3.3, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in Section 7, using the procedures of Section 8.4.

8.3 Conformance with Law: We may amend this contract at any time, without your consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give you or Participants the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to you prior to its effective date.

8.4 Our Right to Initiate Changes: In addition to those amendments permitted by Sections 8.2 and 8.3, we may initiate an additional provision or modification of any other provision of this contract (including the addition of a charge for transfers between Investment Options) by giving you 60 days notice of such modification. Any such modification is effective without your affirmative assent.

8.5  Prohibited Amendments:

     (a) Despite our right to initiate changes under Section 8.4, we may not initiate changes to the minimum Guaranteed Rate specified in Section 3.4, our obligation to set Guaranteed Rates for the period of time specified in Sections 3.2 and 3.3, or the Table of Guaranteed Immediate Annuities.

     (b) No modification to this contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to Participant Account FIA balances on the modification's effective date.



P-GB-K-IRAMFVA(NBR).15

                         SECTION 9 - GENERAL PROVISIONS

9.1 Ownership: You own this contract. All amounts received or credited under this contract become our property. We are obligated to make only the payments or distributions specified in this contract.

9.2 Entire Contract: This contract is for the exclusive benefit of the Participants and their beneficiaries. This contract and your application is the entire agreement between you and us. We are not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under this contract or under any such plan, trust, custodial agreement, or other agreement.

9.3 Benefit Determinations: The Participant will furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on his instructions and certifications with respect to his benefits. The Participant is fully responsible for determining the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by the Code.

     We may rely on the Participant's statements or representations in honoring any benefit payment request.

9.4 Representations and Warranties: You and we mutually represent and warrant, each to the other, that each is fully authorized to enter into this contract and that this contract is a valid and binding obligation and that the execution of this contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, you represent and warrant to us that:

     (a)  your plan is a SEP IRA plan or a SIMPLE IRA plan under the Code;

     (b) the execution of this contract has been authorized by the plan fiduciary responsible for plan investment decisions; and

     (c) the execution or performance of this contract does not violate any plan provision or any law, regulation, judgment, or order by which the plan is bound.

     We do not make any representation or warranty regarding the federal, state, or local tax status of this contract, any Participant Account, or any transaction involving this contract.

9.5 Contractholder Representative; Misstatement of Data: You may designate a representative to act on your behalf under the contract. We may rely on any information you, your designee, or a Participant furnish. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.


P-GB-K-IRAMFVA(NBR).16

9.6 Requirement for Writing: When reference is made to you, your designee, or a Participant making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.

9.7 Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of the Account Value for each Participant Account.

9.8 Conformity with Law: Any benefit payable under this contract shall not be less than the minimum benefit required by the insurance laws of the state in which the contract is delivered. Language in this contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within this contract any such statutes or rules.

9.9 Sex and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

9.10 Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we may pay the person or persons who have assumed the care and principal support of such Participant, contingent annuitant, or beneficiary. We may also pay the Participant's designee. Any such payment fully discharges us to the extent of such payment.

9.11 Voting: We own all Mutual Fund or Portfolio shares held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) Participants have the voting interest under this contract. Unless otherwise required by applicable law, the number of Mutual Fund or Portfolio shares for which we may receive voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the Mutual Fund or Portfolio shares. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund or Portfolio to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from Participants and from all other contractholders. If no timely voting instructions are received from Participants, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

     To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

     We will provide prospectuses and other reports as required by applicable federal law.

9.12 Acceptance of New Participants or Contributions: We may refuse to accept new Participants or new Contributions at any time.


P-GB-K-IRAMFVA(NBR).17

9.13 Termination of Contract: This contract terminates automatically if no amounts remain in either the FIA or any Investment Account. However, upon written notice to us, you may stop making Contributions at any time.

9.14 Nonforfeitability and Nontransferability: The entire Withdrawal Value of a Participant Account under this contract is nonforfeitable at all times. No sum payable under this contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

9.15 AUL's Annual Statement: No provision of this contract controls, determines, or modifies any AUL annual statement made to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of this contract.

9.16 AUL's Annual Meeting: Unless otherwise notified, our regular annual meeting is held at our Home Office on the third Thursday in February at 10 a.m. Elections for directors are held at such annual meeting.

P-GB-K-IRAMFVA(NBR).18

                     TABLE OF GUARANTEED IMMEDIATE ANNUITIES


                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                                10-YEAR CERTAIN
 ADJUSTED AGE                   LIFE ANNUITY                   AND LIFE ANNUITY

   45                              2.9690                            2.9632
   46                              3.0190                            3.0124
   47                              3.0715                            3.0641
   48                              3.1269                            3.1185
   49                              3.1852                            3.1756

   50                              3.2466                            3.2357
   51                              3.3115                            3.2988
   52                              3.3800                            3.3653
   53                              3.4525                            3.4352
   54                              3.5291                            3.5088

   55                              3.6104                            3.5863
   56                              3.6966                            3.6678
   57                              3.7881                            3.7536
   58                              3.8850                            3.8437
   59                              3.9877                            3.9382

   60                              4.0964                            4.0374
   61                              4.2115                            4.1414
   62                              4.3334                            4.2505
   63                              4.4626                            4.3650
   64                              4.5994                            4.4850

   65                              4.7442                            4.6108
   66                              4.8977                            4.7425
   67                              5.0608                            4.8804
   68                              5.2347                            5.0250
   69                              5.4213                            5.1766

   70                              5.6229                            5.3356
   71                              5.8412                            5.5020
   72                              6.0778                            5.6755
   73                              6.3336                            5.8552
   74                              6.6097                            6.0404

   75                              6.9084                            6.2302

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 96% of the net single premium for the benefit provided based on the unprojected 1994 Group Annuity Reserving Table for females with interest at 2%.

P-GB-K-IRAMFVA(NBR).19

                          TABLE OF INVESTMENT ACCOUNTS



The following Investment Accounts are made available to you under this contract. By completing a form we require, you may restrict the Investment Accounts you make available to your Participants. Amounts allocated to any Investment Account identified below are invested in the shares of the corresponding Mutual Fund or Portfolio listed below. The Competing Investment Account marked with an asterisk (*) is not available if you use the FIA and if you do not want the FIA 20% annual transfer restriction provided in Section 5.5 to apply.

Investment Account                                            Mutual Fund or Portfolio
------------------------------------------                    ------------------------------------------
AUL American Aggressive Investor Portfolio                    AUL American Aggressive Investor Portfolio
AUL American Bond                                             AUL American Bond
AUL American Conservative Investor                            AUL American Conservative Investor
         Portfolio                                                     Portfolio
AUL American Equity                                           AUL American Equity
AUL American Managed                                          AUL American Managed
AUL American Moderate Investor Portfolio                      AUL American Moderate Investor Portfolio
AUL American Money Market *                                   AUL American Money Market
AUL American Tactical Asset Allocation                        AUL American Tactical Asset Allocation
         Portfolio                                                     Portfolio
Alger American Growth                                         Alger American Growth
American Century VP Capital Appreciation                      American Century VP Capital Appreciation
Calvert Social Mid-Cap Growth                                 Calvert Social Mid-Cap Growth
Fidelity VIP Equity-Income                                    Fidelity VIP Equity-Income
Fidelity VIP Growth                                           Fidelity VIP Growth
Fidelity VIP High Income                                      Fidelity VIP High Income
Fidelity VIP Overseas                                         Fidelity VIP Overseas
Fidelity VIP II Asset Manager                                 Fidelity VIP II Asset Manager
Fidelity VIP II Contrafund                                    Fidelity VIP II Contrafund
Fidelity VIP II Index 500                                     Fidelity VIP II Index 500
Janus Aspen Series Flexible Income Portfolio                  Janus Aspen Series Flexible Income Portfolio
Janus Aspen Series Worldwide Growth                           Janus Aspen Series Worldwide Growth
         Portfolio                                                     Portfolio
PBHG Insurance Series Growth II                               PBHG Insurance Series Growth II
PBHG Insurance Series Technology                              PBHG Insurance Series Technology
         and Communication                                                      and Communication
SAFECO Resource Series Trust Equity                           SAFECO Resource Series Trust Equity
         Portfolio                                                     Portfolio
SAFECO Resource Series Trust Growth                           SAFECO Resource Series Trust Growth
         Portfolio                                                     Portfolio
T. Rowe Price Equity-Income Portfolio                         T. Rowe Price Equity-Income Portfolio


P-GB-K-IRAMFVA(NBR).20

CONTRACT NUMBER                     VXX,XXX

CONTRACTHOLDER                      ABC SCHOOL

PARTICIPANT'S NAME                  JOHN DOE

SOCIAL SECURITY NUMBER              123-45-6789


American United Life Insurance Company hereby certifies that the Contractholder and AUL have entered into a Multiple-Fund Group Variable Annuity Contract (the Contract) in connection with the Contractholder's SIMPLE IRA plan and that AUL has created an account in your name to receive Contributions from the Contractholder for your benefit pursuant to the Contract. When used in this certificate, "we," "us," or "our" refer to AUL.

The only parties to the Contract are the Contractholder and AUL. All rights and benefits are determined in accordance with the provisions of the Contract.

Benefits under the Contract will be paid at your direction.

Any amendments to, or changes in, the Contract will be binding and conclusive on you and your beneficiary.

This  certificate  is  not  itself  the  Contract,   but  is  a  certificate  of
participation in the Contract.

                                         AMERICAN UNITED LIFE INSURANCE COMPANY
                                             /s/ William R. Brown
                                                 Secretary


                                 CERTIFICATE FOR
                             GUARANTEED BENEFIT IRA
                   MULTIPLE-FUND GROUP VARIABLE ANNUITY (NBR)



ACCUMULATION UNITS IN ANY INVESTMENT ACCOUNT UNDER THE CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CERTIFICATE EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning the Contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.





P-GB-C-IRAMFVA(NBR)                 (THE CONTRACT IS A SIMPLE IRA)

ONTRACT NUMBER                     VXX,XXX

CONTRACTHOLDER                      ABC SCHOOL

PARTICIPANT'S NAME                  JOHN DOE

SOCIAL SECURITY NUMBER              123-45-6789


American United Life Insurance Company hereby certifies that the Contractholder and AUL have entered into a Multiple-Fund Group Variable Annuity Contract (the Contract) in connection with the Contractholder's SEP IRA plan and that AUL has created an account in your name to receive Contributions from the Contractholder for your benefit pursuant to the Contract. When used in this certificate, "we," "us," or "our" refer to AUL.

The only parties to the Contract are the Contractholder and AUL. All rights and benefits are determined in accordance with the provisions of the Contract.

Benefits under the Contract will be paid at your direction.

Any amendments to, or changes in, the Contract will be binding and conclusive on you and your beneficiary.

This  certificate  is  not  itself  the  Contract,   but  is  a  certificate  of
participation in the Contract.

                                         AMERICAN UNITED LIFE INSURANCE COMPANY
                                             /s/ William R. Brown
                                                 Secretary


                                 CERTIFICATE FOR
                             GUARANTEED BENEFIT IRA
                   MULTIPLE-FUND GROUP VARIABLE ANNUITY (NBR)



ACCUMULATION UNITS IN ANY INVESTMENT ACCOUNT UNDER THE CONTRACT MAY INCREASE OR DECREASE IN VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE UNDERLYING INVESTMENTS HELD BY THE INVESTMENT ACCOUNT. THE VALUE OF SUCH ASSETS AND ACCUMULATION UNITS IS NOT GUARANTEED. SECTION 4 OF THIS CERTIFICATE EXPLAINS THE VALUATION OF SUCH ASSETS AND ACCUMULATION UNITS.

If you have questions concerning the Contract, or wish to register a complaint, you may reach us by calling 1-800-338-9189.

P-GB-C-IRAMFVA(NBR)                 (THE CONTRACT IS A SEP IRA)

                                IMPORTANT NOTICE

To obtain information or make a complaint:

You may contact your Texas AUL office at:
1-512-822-7860

You may call AUL's toll-free telephone number for information or to make a complaint at: 1-800-338-9189

You may also write to AUL at:
P O Box 368
Indianapolis, IN  46206-0368

You may contact the Texas Department of Insurance to obtain information on companies, coverages, rights, or complaints at: 1-800-252-3439

You may write the Texas Department of Insurance at:
P O Box 149104
Austin, TX  78714-9104
FAX# (512) 475-1771


ATTACH THIS NOTICE TO YOUR POLICY: This notice is for information only and does not become a part or condition of the attached document.

                                AVISO IMPORTANTE

Para obtener informacion o para someter una queja:

Puede comunicarse con su Texas AUL al:
1-512-822-7860

Usted puede llamar al numero de telefono gratis de AUL para informacion o para someter una queja al: 1-800-338-9189

Usted tambien puede escribir a AUL:
P O Box 368
Indianapolis, IN   46206-0368

Puede  comunicarse  con el  Departamento  de Se  guros  de  Texas  para  obtener
informacion   acercu  de   companias,   coberturas,   derechos   o  quejas   al:
1-800-252-3439

Puede escribir al Departamento de Seguros de
Texas:
P O Box 149104
Austin, TX  78714-9104
FAX# (512) 475-1771


UNA ESTE AVISO A SU POLIZA: Este aviso es solo para proposito de informacion y no se conveerte en parte o condicion del documento adjunto.



P-GB-C-IRAMFVA(NBR)(TXNOTICE)

                                TABLE OF CONTENTS
                                                                           Page
SECTION 1 - DEFINITIONS                                                       3

SECTION 2 - ADMINISTRATION OF YOUR PARTICIPANT ACCOUNT                        6

         2.1----- How Contributions Are Handled
         2.2----- Amount of Contributions
         2.3----- Excess Contributions
         2.4----- Other Refunds
         2.5----- Transfers from Other Contracts

SECTION 3 - OPERATION OF FIXED INTEREST ACCOUNT (FIA)                         8

         3.1----- Allocations to Your Participant Account
         3.2----- Provision of Guaranteed Rates for Interest Pockets 3.3----- Renewal of Guaranteed Rates
         3.4----- Minimum Rate Guarantee
         3.5----- Allocation of Withdrawals

SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS                                  9

         4.1----- Operation of Investment Accounts
         4.2----- Valuation of Mutual Funds
         4.3----- Accumulation Units
         4.4----- Value of Accumulation Units
         4.5----- Determining the Net Investment Factor
         4.6----- Valuing Your Participant Account

SECTION 5 - WITHDRAWALS, DEATH BENEFITS, AND TRANSFERS                        10

         5.1----- Withdrawals
         5.2----- Death Benefits
         5.3----- Transfers Between Investment Options
         5.4----- Minimum Amounts
         5.5----- Maximum Amounts
         5.6----- Transfers to SIMPLE IRAs

SECTION 6 - ANNUITIES                                                         13

         6.1----- Annuity Purchases
         6.2----- Annuity Options
         6.3----- Determining Annuity Amount
         6.4----- Proof of Age and Survival; Minimum Payments
         6.5----- Annuity Certificates

P-GB-C-IRAMFVA(NBR).1

                                                                           Page
SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                  AND ADMINISTRATIVE CHARGES                                  14

         7.1----- Investment Account Mortality and Expense Risk Charges 7.2----- Administrative Charge
         7.3----- Mutual Fund or Portfolio Expense
         7.4----- Taxes

SECTION 8 - CONTRACT MODIFICATIONS                                            15

         8.1----- Mutual Amendment
         8.2----- Rates and Section  7 Charges
         8.3----- Conformance with Law
         8.4----- Our Right to Initiate Changes
         8.5----- Prohibited Amendments

SECTION 9 - GENERAL PROVISIONS                                                16

         9.1----- Ownership
         9.2----- Entire Contract
         9.3----- Benefit Determinations
         9.4----- Representations and Warranties
         9.5------Contractholder Representative; Misstatement of Data 9.6----- Requirement for Writing
         9.7----- Quarterly Statement of Account Value
         9.8----- Conformity with Law
         9.9----- Sex and Number
         9.10---- Facility of Payment
         9.11---- Voting
         9.12---- Acceptance of New Contributions
         9.13-----Termination of Contract
         9.14---- Nonforfeitability and Nontransferability
         9.15---- AUL's Annual Statement
         9.16---- AUL's Annual Meeting

TABLE OF GUARANTEED IMMEDIATE ANNUITIES                                       19



P-GB-C-IRAMFVA(NBR).2

                             SECTION 1 - DEFINITIONS

1.1  "Account Value" for your Participant Account as of a date is:

     (a) your account's balance in the Fixed Interest Account (FIA) on that date; plus

     (b) the value of your account's Accumulation Units in each Investment Account on that date.

1.2 "Accumulation Unit" is a valuation device used to measure increases in and decreases to the value of any Investment Account.

1.3 "Annuity Commencement Date" is the first day of the month an annuity begins under the Contract. This date may not be later than the date your periodic benefits are required to commence under the Code.

1.4 "Business Day" is any day both the New York Stock Exchange and our Home Office are open for the general conduct of business.

1.5 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or rulings thereunder.

1.6 The "First Contract Anniversary" is listed on the Contract face page. Subsequent "Contract Anniversaries" are on the same day of each subsequent year.

1.7 "Contract Quarter" is each of the four successive three-month periods in a Contract Year.

1.8 The first "Contract Year" starts on the Contract Date and ends on the day before the First Contract Anniversary. Each subsequent Contract Year starts on a Contract Anniversary and ends on the day before the next Contract Anniversary.

1.9 "Contributions" are amounts paid in cash to us by the Participant or the Contractholder, which we credit to a Participant Account. Contributions include amounts transferred from another AUL group annuity contract. The legal title to, and ownership of, these amounts is vested solely in the Participant.

     Contributions include "Elective Deferrals," which means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement is not treated as an Elective Deferral if, under the salary reduction agreement, the Contribution is made pursuant to your one-time irrevocable election at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code. The Contractholder must identify any Elective Deferrals, which will be allocated to an Elective Deferral subaccount within your Participant Account.

     When the Contract is a SIMPLE IRA, as defined in Code Section 408(p), "Contributions" means, subject to the restrictions of the following paragraph, amounts paid in cash to us by a Participant or by the Contractholder, including amounts transferred to the Contract from another SIMPLE IRA of the Participant, which are credited to a Participant Account maintained hereunder. The legal title to, and ownership of, such amounts is vested solely in the Participant.

P-GB-C-IRAMFVA(NBR).3

     When the Contract is a SIMPLE IRA, it will accept only cash Contributions made on behalf of the Participant pursuant to the terms of a SIMPLE IRA Plan described in Code Section 408(p). A rollover Contribution or a transfer of assets from another SIMPLE IRA of the Participant will also be accepted. No other Contributions will be accepted.

1.10 "Excess Contributions" are Contributions in excess of the applicable Code limits.

1.11 "Fixed Interest Account" or "FIA" is the portion of our general asset account as described in Section 3, to which Contributions may be allocated for accumulation at the Guaranteed Rates.

1.12 "Guaranteed Rates" are the guaranteed annual effective rates of interest we credit to each Interest Pocket. A Guaranteed Rate may be modified only as described in Section 3.3.

1.13 "Home Office" is our principal office in Indianapolis, Indiana. For anything to be "received by AUL," it must be received at our Home Office.

1.14 "Interest Pocket" means a tracking method which associates funds deposited into the FIA over a specific time period with a specific Guaranteed Rate, as described in Section 3. After the guaranteed period provided in Section
     3.3 has elapsed, we may consolidate two or more Interest Pockets in conjunction with the announcement of new Guaranteed Rates.

1.15 "Investment Account" means each distinct portfolio established within our Variable Account and identified in the Table of Investment Accounts in the Contract. Amounts allocated to any Investment Account are invested in the shares of the corresponding Mutual Fund or Portfolio identified in the Table of Investment Accounts. Our "Variable Account" is a separate account we maintain under Indiana law which is called the AUL American Unit Trust and which is registered under the Investment Company Act of 1940 as a unit investment trust.

1.16 "Investment Option" is the FIA or any Investment Account. We reserve the right to provide other Investment Options under the Contract at any time.

1.17 "Mutual Fund" means any diversified, open-end, management investment company made available by us, and listed in the Table of Investment Accounts in the Contract.

1.18 "Participant" is any person reported by the Contractholder to us as eligible for, and as participating in, the Contract, and for whom a Participant Account is established.

1.19 "Participant Account" is an account under the Contract for each Participant. Each Participant Account may have subaccounts for each type of Contribution. We credit Contributions to Participant Accounts and Contribution-type subaccounts as we are directed.

1.20 "Portfolio" is a portfolio established within a particular Mutual Fund, as described in the Mutual Fund's current prospectus.

1.21 "Valuation Periods" start at the close of each Business Day and end at the close of the next Business Day.

1.22 The "Withdrawal Charge" is a percentage of the Account Value withdrawn under the Contract. The Withdrawal Charge will not apply to Account Values withdrawn to provide an annuity as described in Section 6.1. The percentage varies by the Participant Account Year in which the

P-GB-C-IRAMFVA(NBR).4
     withdrawal is made. The first Participant Account Year begins on the date when we establish a Participant Account and credit the initial Contribution for you, and ends on the day immediately preceding the next anniversary of such date. Each Participant Account Year thereafter begins on such an anniversary date and ends on the day immediately preceding the next succeeding anniversary date. The Withdrawal Charge percentage is as follows:

                          During                              Withdrawal Charge
                 Participant Account Years                         Percentage

                           1                                           7%
                           2                                           6%
                           3                                           5%
                           4                                           4%
                           5                                           3%
                           6                                           2%
                           7                                           1%
                       Thereafter                                      0%

     In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from your Participant Account, exceed 9% of total Contributions allocated to your Participant Account.

1.23 "Withdrawal Value" is your Account Value, less any Withdrawal Charge.

P-GB-C-IRAMFVA(NBR).5

             SECTION 2 - ADMINISTRATION OF YOUR PARTICIPANT ACCOUNT

2.1  How Contributions Are Handled:

     (a) Contributions we receive are credited to the appropriate Contribution-type subaccounts of your Participant Account, as we are directed in allocation instructions. The initial Contribution for you is allocated to your Participant Account by the second Business Day after we (1) receive the initial Contribution or, if later, (2) receive all data necessary to complete the allocation (including data required to establish your Participant Account, the amount of the Contribution for you, and Investment Option elections. Subsequent Contributions are allocated to your Participant Account on the
          Business Day we (1) receive that Contribution or, if later, (2) receive all data necessary to complete the allocation.

     (b) If we do not receive the data required to establish your Participant Account and the amount of a Contribution for you within 5 Business Days after we first receive that Contribution, we will return that Contribution to the contributing party unless the contributing party consents to us retaining that Contribution until the earlier of (i) the date we receive such data and amount and, therefore, can properly allocate that Contribution to your Participant Account or (ii) 25 days from the date we receive that Contribution.

     (c) If we receive the data required to establish your Participant Account and the amount of a Contribution for you, but we do not receive Investment Option elections for you, the Contribution is allocated to a suspense account. The suspense account earns interest at the Guaranteed Rate for Contributions received on the same date. When we receive all required data, amounts in the suspense account, plus interest, are transferred to the appropriate Investment Option for each designated Contribution- type.

     (d) Your Participant Account may be allocated to Investment Options in any increments acceptable to us. Investment Option elections remain in effect until changed by you. A change in Investment Option elections is made by giving us new Investment Option elections.

2.2 Amount of Contributions: Except for amounts eligible for rollover treatment under Code Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3),
     Contributions during your taxable year (which is presumed to be a calendar year) may not exceed the amounts described below (as adjusted by Code
     Section 408(a)):

     (a) If the Contract is a Simplified Employee Pension (SEP) IRA, as described in Code Section 408(k):

          (1) the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under Code Section 415(b)(1)(A)) or 15% of compensation.

          (2) No Contribution will be accepted under a SIMPLE plan established by an employer pursuant to Code Section 408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA (an IRA used in conjunction with a SIMPLE plan) prior to the expiration of the 2-year period

P-GB-C-IRAMFVA(NBR).6
               beginning on the date the individual first participated in that employer's SIMPLE plan.

     (b)  If the Contract is a SIMPLE IRA:

          (1) Except for amounts rolled over or transferred from another SIMPLE IRA of yours, Contributions during your taxable year (which is presumed to be a calendar year) may not exceed the amounts allowed by Code Section 408(p) (as adjusted).

          (2) If Contributions made on your behalf pursuant to a SIMPLE IRA Plan maintained by your employer are received directly by us from the employer, we will provide the employer with the summary description required by Code Section 408(1)(2).

2.3  Excess  Contributions:  On receipt of your  instructions,  we will withdraw
     Excess Contributions, plus gains and minus losses, from your Participant Account and return them to you. Such instructions must state the amount to be returned and certify that such Contributions are Excess Contributions and that their return is permitted by the Code.

2.4 Other Refunds: Other refunds of Contributions are applied before the close of the calendar year following the year of refund toward the payment of future Contributions or the purchase of additional benefits.

2.5 Transfers from Other Contracts: We may require amounts transferred to a Participant Account from other AUL group annuity contracts to be deposited in a suspense account. We will advise the Contractholder if this limitation applies before accepting such a transfer.

P-GB-C-IRAMFVA(NBR).7

             SECTION 3 -- OPERATION OF FIXED INTEREST ACCOUNT (FIA)

3.1 Allocations to Your Participant Account: We allocate your Contributions in the FIA based on the information we are provided.

3.2 Provision of Guaranteed Rates for Interest Pockets: At least 10 days in advance of each calendar quarter, we will declare a Guaranteed Rate for the Interest Pocket for that quarter. All Contributions or transfers hereunder which are allocated to the FIA during that quarter will earn interest at that Guaranteed Rate until that quarterly pocket matures on the second January 1 following the quarter in which that pocket was established.

3.3 Renewal of Guaranteed Rates: Those quarterly Interest Pockets which mature at the same time will be combined into an annual renewal Interest Pocket. Funds associated with that annual renewal Interest Pocket will earn interest for a full year at the Guaranteed Rate declared for that pocket. A new Guaranteed Rate for each annual renewal Interest Pocket will be declared at least 30 days prior to every January 1 for the 5 years following the establishment of that pocket. An annual renewal Interest Pocket will mature on January 1 of the sixth year following its establishment, when it will be combined into one annual portfolio Interest Pocket. Funds associated with that annual portfolio Interest Pocket will earn interest for a full year at the Guaranteed Rate for that pocket, which will be declared at least 30 days prior to every January 1.

3.4 Minimum Rate Guarantee: No Guaranteed Rate may be less than an annual effective interest rate of 3.00%.

3.5 Allocation of Withdrawals: Withdrawals or transfers from the FIA are on a first-in/first-out basis.


P-GB-C-IRAMFVA(NBR).8

                  SECTION 4 - VALUATION OF INVESTMENT ACCOUNTS

4.1 Operation of Investment Accounts: All income, gains, or losses, realized or unrealized, from assets held in any Investment Account are credited to or charged against the applicable Investment Account without regard to our other income, gains, or losses. Investment Account assets are not chargeable with liabilities arising out of any other business we may conduct.

4.2 Valuation of Mutual Funds: The current prospectus for each Mutual Fund describes how that Mutual Fund's assets are valued.

4.3 Accumulation Units: We credit amounts allocated to an Investment Account in Accumulation Units. The Accumulation Unit value used is the one for the Valuation Period when we allocate the amount to the Investment Account.

4.4 Value of Accumulation Units: We generally establish the Accumulation Unit value for a new Investment Account at $1.00 on the date the first deposit is made to the Investment Account. The value of an Accumulation Unit for any later Valuation Period equals the value of an Accumulation Unit for the immediately preceding Valuation Period times the Net Investment Factor for the current Valuation Period. We determine the Accumulation Unit value before giving effect to any additions, withdrawals, or transfers in the current Valuation Period.

4.5 Determining the Net Investment Factor: We determine the Net Investment Factor for each Investment Account by dividing (a) by (b), and then subtracting (c), where:

     (a)  is:

          (1) the net asset value of a Mutual Fund or Portfolio share at the end of the current Valuation Period, plus

          (2) any dividend or other distribution paid on each Mutual Fund or Portfolio share during such Valuation Period, plus or minus

          (3) any credit or charge for taxes paid or reserved by us during the Valuation Period that we determine are attributable to the Investment Account;

     (b) is the net asset value of each Mutual Fund or Portfolio share held in the Investment Account at the end of the prior Valuation Period; and

     (c)  is a daily charge factor we determine, as described in Section 7.1.

4.6 Valuing Your Participant Account: We determine your Account Value in an Investment Account by multiplying your Accumulation Units by the Accumulation Unit value. The Accumulation Unit value of an Investment Account changes only on a Business Day.

P-GB-C-IRAMFVA(NBR).9

             SECTION 5 - WITHDRAWALS, DEATH BENEFITS, AND TRANSFERS

5.1 Withdrawals: You may direct us to withdraw all or a portion of your Participant Account, subject to the following provisions:

     (a) If your entire Account Value is withdrawn, the amount paid equals your Withdrawal Value, subject to any charges described in Section 7.4. In all other instances, your Account Value is reduced by an amount sufficient to make the payment requested and to cover the Withdrawal Charge and any charges described in Section 7.4.

          However, despite the previous paragraph, in the first Contract Year in which your Participant Account is established, you may withdraw from your Account up to 10% of the sum of your Account Value (determined as of the later of the Contract Date or the Contract Anniversary immediately preceding the request for the withdrawal) plus
          Contributions made for you during that Contract Year, without application of the Withdrawal Charge. You may also do this in the next succeeding Contract Year. In any subsequent Contract Year, you may withdraw  up to  10%  of  your  Account  Value  (determined  as of the
          Contract Anniversary immediately preceding the request for the withdrawal) without application of the Withdrawal Charge.

     (b) A withdrawal request is effective, and the Account Value to be applied pursuant to this Section is determined, on the Business Day that we receive a proper withdrawal request.

     (c) We will pay any cash lump-sum to you within 7 days from the appropriate Business Day as determined in Subsection (b) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

     (d)  Withdrawals   from   your   share  of  the  FIA  will  be  made  on  a
          first-in/first-out basis under Section 3.5.

5.2  Death Benefits:

     (a) Upon receipt of your beneficiary's instructions and of due proof of your death prior to the date your Participant Account is closed, we will apply your Account Value (subject to Section 7.4) for the purpose of providing a death benefit. The death benefit will be paid to your beneficiary according to the method of payment elected by your beneficiary (unless you previously elected the method of payment). Your beneficiary may also designate a beneficiary. This death benefit will be payable:

          (1) in a single sum or other method not provided in (2) below; provided, however, that your entire Account Value (subject to Section 7.4) must be paid to your beneficiary on or before December 31 of the calendar year which contains the fifth anniversary of your death, or

          (2)  as an annuity in  accordance  with the Annuity  Options  shown in
               Section 6.2 over a period not to exceed your beneficiary's life or life expectancy.

P-GB-C-IRAMFVA(NBR).10

               If your beneficiary is not your surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which you die.

               If your beneficiary is your surviving spouse, your spouse may elect to receive equal or substantially equal payments over his or her life expectancy beginning on any date prior to the later of (a) December 31 of the calendar year immediately following the calendar year in which you die or (b) December 31 of the calendar year in which you would have attained age 70 1/2. Your spouse's election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of your death or the date distributions are required to begin under the preceding sentence. Your surviving spouse may accelerate these payments at any time by increasing the frequency or amount of payments.

               If your beneficiary is your surviving spouse, your spouse may treat your Participant Account as his or her own IRA. This election is deemed to be made if your surviving spouse makes a regular IRA Contribution under the Contract, makes a rollover to or from the Contract, or fails to elect any of the above three provisions.

     (b) If you die on or after your Annuity Commencement Date, any interest remaining under the Annuity Option selected will be paid at least as rapidly as prior to your death.

     (c) The Account Value to be applied pursuant to this Section is determined on the Business Day that we receive a proper withdrawal request (or due proof of death, if received later).

     (d) We will pay any cash lump-sum death benefit to your beneficiary within 7 days from the appropriate Business Day as determined in Subsection
          (c) above, except as we may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer the payment of amounts withdrawn from the FIA for a period of up to 6 months after we receive the withdrawal request.

5.3 Transfers between Investment Options: You may direct us to transfer amounts between Investment Options. Transfers are effective on the Business Day we receive the transfer direction. Your transfer directions may be made daily on any Business Day. We will make the transfer as requested within 7 days from the date we receive the request, except as we may be permitted to defer the transfer of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. We reserve the right to defer a transfer of amounts from the FIA for a period of up to 6 months after we receive the transfer request.

     However, despite the previous paragraph, once a transfer from the FIA has been made for you, a transfer to the FIA for you is permitted only after 90 days have elapsed since the date of the last transfer from the FIA for you. If the Contractholder makes available to Participants the FIA and the Competing Investment Account identified in the Table of Investment Accounts in the Contract, the 90-day transfer restriction discussed in the previous sentence does not apply, and Section 5.4 does apply.

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
5.4 Minimum Amounts: The minimum amount you may withdraw or transfer from an Investment Option is $500 or, if less, your entire balance in that Investment Option. If a withdrawal or transfer reduces your balance in an Investment Option to less than $500, the entire balance is withdrawn or transferred.

5.5 Maximum Amounts: If the Contractholder makes available to Participants the FIA and the Competing Investment Account identified in the Table of Investment Accounts in the Contract, no more than 20% of your FIA Account Value on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer may be transferred from the FIA during any Contract Year. However, if your FIA Account Value is less than $2,500 on the later of the Contract Date or the Contract Anniversary immediately preceding the request for transfer, the amount transferrable from the FIA for you for that Contract Year is the minimum amount specified in Section 5.4.

5.6 Transfers to SIMPLE IRAs: If this is a SIMPLE IRA, prior to the expiration of the 2-year period beginning on the date you first participated in any SIMPLE IRA Plan maintained by your employer, any rollover or transfer by you of funds from this SIMPLE IRA must be made to another SIMPLE IRA of yours. Any distribution of funds to you during this 2-year period may be subject to a 25-percent additional tax if you do not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, you may roll over or transfer funds to any IRA of yours that is qualified under Code Section 408(a) or (b).

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
                              SECTION 6 - ANNUITIES

6.1 Annuity Purchases: You may withdraw all or a portion of your Account Value (subject to Section 7.4) to provide an annuity. Such a withdrawal is not subject to a Withdrawal Charge. On receipt of an annuity purchase request, we transfer your entire Participant Account to a suspense account. Such amounts remain in the suspense account until the Annuity Commencement Date, when the full balance (including interest) is applied to purchase the annuity.

     Your annuity purchase request must specify the purpose for the annuity, the election of an annuity option, Annuity Commencement Date, any contingent annuitant or beneficiary, and any additional information we require. If you or your contingent annuitant dies before the Annuity Commencement Date, the annuity election is cancelled.

     The minimum amount which you may apply to purchase an annuity is $5,000.

6.2 Annuity Options: You may elect any optional form of annuity we offer at the time of purchase. Available annuity options always include:

     (a) Life Annuity. A monthly annuity is payable as long as the annuitant lives, and ends with the last payment before the annuitant's death.

     (b) Survivorship Annuity. A monthly annuity is payable as long as the annuitant lives. After the annuitant's death, all or a portion of the monthly annuity is paid to the contingent annuitant as long as the contingent annuitant lives.

     No annuity may have a certain period extending beyond your life expectancy or the joint life expectancy of you and your contingent annuitant, as determined on your Annuity Commencement Date.

6.3 Determining Annuity Amount: We compute the annuity amount using the factors reflected in the Table of Guaranteed Immediate Annuities attached to the Contract. However, if our current single premium, nonparticipating, immediate annuity rates for this class of group annuity contracts produces a higher monthly annuity than the Table of Guaranteed Immediate Annuities, then that more favorable annuity rate is applied.

6.4 Proof of Age and Survival; Minimum Payments: We may require proof of any annuitant's or contingent annuitant's date of birth before commencing payments under any annuity. We may also require proof that an annuitant or contingent annuitant is living before making any annuity payment. If a monthly annuity is less than our current established minimum payment, we may make payments on a less-frequent basis or in a single sum.

6.5 Annuity Certificates: We issue to each person for whom an annuity is purchased a certificate setting forth the annuity's amount and terms.

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
                 SECTION 7 - MORTALITY AND EXPENSE RISK CHARGES
                           AND ADMINISTRATIVE CHARGES


7.1 Investment Account Mortality and Expense Risk Charges: We deduct from the average daily net assets of each Investment Account the daily equivalent of an annual combined mortality risk charge and expense risk charge of 1.25%. This charge is part of the Net Investment Factor, described in Section 4.5.

7.2 Administrative Charge: We deduct an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of your Account Value on the last day of each Contract Quarter from your Participant Account if it exists on that day for as long as your Participant Account is in effect. This charge is to be prorated among each subaccount of your Participant Account which corresponds to each Investment Option utilized by you under the Contract. If your entire balance is withdrawn pursuant to the Contract, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which the withdrawal of funds is made is not deducted from the amount withdrawn.

     There is no charge for you for any Contract Quarter in which your Account Value on the last day of that quarter is greater than $25,000.

7.3 Mutual Fund or Portfolio Expense: A Mutual Fund or Portfolio deducts an investment advisory fee and other expenses from its net asset value, as described in its current prospectus. Amounts deducted may include operational, organizational, and extraordinary expenses. Expenses vary from year-to-year.

7.4 Taxes: We may deduct charges equal to any premium tax we incur from the balance applied to purchase an annuity or at such other time as we incur premium taxes. We may also deduct from Investment Accounts reasonable charges for federal, state, or local income taxes we incur that are attributable to such Investment Accounts.

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
                       SECTION 8 - CONTRACT MODIFICATIONS

8.1 Mutual Amendment: The Contractholder and we may agree to any change or amendment to the Contract without the consent of any other person or entity. However, no such change or amendment shall adversely affect the benefits to be provided by Contributions made prior to the effective date of the change or amendment unless the consent of all Participants is obtained. The Contract cannot be modified or amended, nor can any provision or condition be waived, except by our written agreement, signed by a corporate officer. Such authority may be delegated only by a written agreement signed by our corporate officer.

8.2 Rates and Section 7 Charges: We may announce new Guaranteed Rates, as described in Sections 3.2 and 3.3 (including the consolidation of existing Interest Pockets). However, as provided in Sections 3.2 and 3.3, we may not change the declared Guaranteed Rate applicable to an established Interest Pocket during the guaranteed period. We may also modify the charge levels in Section 7, using the procedures of Section 8.4.

8.3 Conformance with Law: We may amend the Contract at any time, without the Contractholder's consent, or that of any other person or entity, if the amendment is reasonably needed to comply with, or give the Contractholder or you the benefit of, any provisions of federal or state laws. Any such amendment will be delivered to the Contractholder prior to its effective date.

8.4 Our Right to Initiate Changes: In addition to those amendments permitted by Sections 8.2 and 8.3, we may initiate an additional provision or modification of any other provision of the Contract (including the addition of a charge for transfers between Investment Options) by giving the Contractholder 60 days notice of such modification. Any such modification is effective without the Contractholder's affirmative assent.

8.5  Prohibited Amendments:

     (a) Despite our right to initiate changes under Section 8.4, we may not initiate changes to the minimum Guaranteed Rate specified in Section 3.4, our obligation to set Guaranteed Rates for the period of time specified in Sections 3.2 and 3.3, or the Table of Guaranteed Immediate Annuities.

     (b) No modification to the Contract may change the terms of a previously purchased annuity or reduce any interest guarantee applicable to your FIA balances on the modification's effective date.



P-GB-C-IRAMFVA(NBR).15

                         SECTION 9 - GENERAL PROVISIONS

9.1 Ownership: The Contractholder owns the Contract. All amounts received or credited under the Contract become our property. We are obligated to make only the payments or distributions specified in the Contract.

9.2 Entire Contract: The Contract is for the exclusive benefit of the Participants and their beneficiaries. The Contract and the Contractholder's application is the entire agreement between the Contractholder and us. We are not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. We are not a fiduciary under the Contract or under any such plan, trust, custodial agreement, or other agreement.

9.3 Benefit Determinations: You must furnish us whatever information is necessary to establish the eligibility for and amount of annuity or other benefit due. We rely solely on your instructions and certifications with respect to your benefits. You are fully responsible for determining the existence or amount of Excess Contributions (plus gains or minus losses thereon), or that returns of Excess Contributions are permitted by the Code.

     We may rely on your statements or representations in honoring any benefit payment request.

9.4 Representations and Warranties: The Contractholder and we mutually represent and warrant, each to the other, that each is fully authorized to enter into the Contract and that the Contract is a valid and binding obligation and that the execution of the Contract does not violate any law, regulation, judgment, or order by which the representing party is bound. In addition, the Contractholder represents and warrants to us that:

     (a)  its plan is a SEP IRA plan or a SIMPLE IRA plan under the Code;

     (b) the execution of the Contract has been authorized by the plan fiduciary responsible for plan investment decisions; and

     (c) the execution or performance of the Contract does not violate any plan provision or any law, regulation, judgment, or order by which the plan is bound.

     We do not make any representation or warranty regarding the federal, state, or local tax status of the Contract, any Participant Account, or any transaction involving the Contract.

9.5 Contractholder Representative; Misstatement of Data: The Contractholder may designate a representative to act on its behalf under the Contract. We may rely on any information the Contractholder, its designee, or you furnish. We need not inquire as to the accuracy or completeness of such information. If any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement of an annuitant's or contingent annuitant's age, we will make an equitable adjustment to provide the annuity or other benefit determined using correct data.

9.6 Requirement for Writing: When reference is made to you, the Contractholder, or its designee making a request or giving notice, instruction, or direction, such request, notice, instruction, or direction must be in writing, or in a form otherwise acceptable to us, and is effective when we receive it.


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

9.7 Quarterly Statement of Account Value: Reasonably promptly after the end of each Contract Quarter, we will prepare a statement of your Account Value.

9.8 Conformity with Law: Any benefit payable under the Contract will not be less than the minimum benefit required by the insurance laws of the state in which the Contract is delivered. Language in the Contract referring to state or federal tax, securities, or other statutes or rules do not incorporate within the Contract any such statutes or rules.

9.9 Sex and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

9.10 Facility of Payment: If you, your contingent annuitant, or your beneficiary are legally incapable of giving a valid receipt for any payment, and no guardian has been appointed, we may pay the person or persons who have assumed the care and principal support of you, your contingent annuitant, or your beneficiary. We may also pay your designee. Any such payment fully discharges us to the extent of such payment.

9.11 Voting: We own all Mutual Fund or Portfolio shares held in an Investment Account. We exercise the voting rights of such shares at all shareholder meetings on all matters requiring shareholder voting under the Investment Company Act of 1940 or other applicable laws. Our vote reflects instructions received from persons having the voting interest in the shares, as follows:

     (a) Participants have the voting interest under the Contract. Unless otherwise required by applicable law, the number of Mutual Fund or Portfolio shares for which we may receive voting instructions is determined by dividing the aggregate Account Values in the affected Investment Account by the net asset value of the Mutual Fund or Portfolio shares. Fractional votes are counted. Our determination is made as of the date used by the Mutual Fund or Portfolio to determine shareholders eligible to vote.

     (b) We vote shares proportionally, to reflect the voting instructions we receive in a timely manner from Participants and from all other contractholders. If no timely voting instructions are received from Participants, we vote shares proportionally, to reflect the voting instructions we received in a timely manner for all other contracts.

     To the extent permitted by applicable law, we may vote shares in our own right or may modify the above procedures to reflect changes in the law or its interpretation.

     We will provide prospectuses and other reports as required by applicable federal law.

9.12 Acceptance of New Contributions: We may refuse to accept new Contributions at any time.

9.13 Termination of Contract: The Contract terminates automatically if no amounts remain in either the FIA or any Investment Account. However, upon written notice to us, the Contractholder may stop making Contributions at any time.

9.14 Nonforfeitability and Nontransferability: Your entire Withdrawal Value is nonforfeitable at all times. No sum payable under the Contract with respect to you may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to

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
     the extent permitted by law, no such sum will in any way be subject to legal process requiring the payment of any claim against the payee.

9.15 AUL's Annual Statement: No provision of the Contract controls, determines, or modifies any AUL annual statement made to any insurance department, contractholder, regulatory body, or other person. Nor does anything in such annual statement control, determine, or modify the provisions of the Contract.

9.16 AUL's Annual Meeting: Unless otherwise notified, our regular annual meeting is held at our Home Office on the third Thursday in February at 10 a.m. Elections for directors are held at such annual meeting.


P-GB-C-IRAMFVA(NBR).18

                     TABLE OF GUARANTEED IMMEDIATE ANNUITIES
                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

                                                               10-YEAR CERTAIN
ADJUSTED AGE                      LIFE ANNUITY                 AND LIFE ANNUITY

    45                              2.9690                            2.9632
    46                              3.0190                            3.0124
    47                              3.0715                            3.0641
    48                              3.1269                            3.1185
    49                              3.1852                            3.1756

    50                              3.2466                            3.2357
    51                              3.3115                            3.2988
    52                              3.3800                            3.3653
    53                              3.4525                            3.4352
    54                              3.5291                            3.5088

    55                              3.6104                            3.5863
    56                              3.6966                            3.6678
    57                              3.7881                            3.7536
    58                              3.8850                            3.8437
    59                              3.9877                            3.9382

    60                              4.0964                            4.0374
    61                              4.2115                            4.1414
    62                              4.3334                            4.2505
    63                              4.4626                            4.3650
    64                              4.5994                            4.4850

    65                              4.7442                            4.6108
    66                              4.8977                            4.7425
    67                              5.0608                            4.8804
    68                              5.2347                            5.0250
    69                              5.4213                            5.1766

    70                              5.6229                            5.3356
    71                              5.8412                            5.5020
    72                              6.0778                            5.6755
    73                              6.3336                            5.8552
    74                              6.6097                            6.0404

    75                              6.9084                            6.2302

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 times (Birth Year - 1915)] rounded to the nearest integer.

Guaranteed purchase rates are 96% of the net single premium for the benefit provided based on the unprojected 1994 Group Annuity Reserving Table for females with interest at 2%.

P-GB-C-IRAMFVA(NBR).19